Exhibit 99.1

PRESS RELEASE

CONTACT:

Liz Shows

Odyssey Marine Exploration, Inc.

(813) 876-1776

lshows@odysseymarine.com

Odyssey Marine Exploration Addresses NASDAQ Compliance Matters

TAMPA, Fla., April 19, 2024 (BUSINESSWIRE) – Odyssey Marine Exploration, Inc. (NASDAQ: OMEX), a global subsea mineral exploration and validation company, reported that on April 17, 2024, Odyssey received a notice from Nasdaq Regulation that Odyssey is not in compliance with Nasdaq Rule 5250(c)(1) because it had not yet filed its Form 10-K for the period ended December 31, 2023 (the “Form 10-K”) with the Securities and Exchange Commission (SEC). Odyssey plans to regain compliance with Nasdaq Rule 5250(c)(1) by filing the Form 10-K with the SEC, which it expects to do as soon as practicable.

About Odyssey Marine Exploration

Odyssey Marine Exploration, Inc. (Nasdaq: OMEX) is a deep-ocean exploration pioneer engaged in the discovery, validation, and development of subsea mineral deposits in a socially and environmentally responsible manner. Odyssey provides marine services for private clients and governments that are interested in exploring their Exclusive Economic Zone (EEZ) to survey, map, and identify any potential mineral resources present. The company focuses on the exploration of polymetallic nodules (battery metals to power the future) and subsea phosphate deposits (fertilizer to feed the future), which the company believes will provide a benefit to society now and in the future, For additional details, please visit www.odysseymarine.com.

Forward Looking Information

Odyssey Marine Exploration believes the information set forth in this Press Release may include “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Certain factors that could cause results to differ materially from those projected in the forward-looking statements are set forth in “Risk Factors” in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Securities and Exchange Commission on March 31, 2023. The financial and operating projections as well as estimates of mining assets are based solely on the assumptions developed by Odyssey that it believes are reasonable based upon information available to Odyssey as of the date of this release. All projections and estimates are subject to material uncertainties and should not be viewed as a prediction or an assurance of actual future performance. The validity and accuracy of Odyssey’s projections will depend upon unpredictable future events, many of which are beyond Odyssey’s control and, accordingly, no assurance can be given that Odyssey’s assumptions will prove true or that its projected results will be achieved.

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